SRC Energy Inc. Issues Preliminary Fourth Quarter 2018 Results and Provides 2019 Guidance
DENVER, CO February 6, 2019 (GlobeNewswire)—SRC Energy Inc. (NYSE American: SRCI) (“SRC” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues preliminary fourth quarter 2018 operating results and year-end 2018 reserves, issues 2019 guidance and announces its fourth quarter 2018 earnings release and conference call dates. The following table summarizes the Company's preliminary financial and operational results for these periods:

FINANCIAL & OPERATIONS SUMMARY
			3 Months Ended	12 Months Ended		Sequential % Chg.
			12/31/2018	12/31/2018	12/31/2017	12/31/2017
Average Daily Volumes
Total Production (BOE)			59,821	50,543	34,194	48%
Oil %			47%	45%	47%
Product Price Received
Crude Oil ($/Bbl) *			$52.56	$57.79	$44.35	30%
Natural Gas Liquids ($/Bbl)			$19.66	$19.12	$17.10	12%
Natural Gas ($/Mcf) *			$2.68	$2.09	$2.33	(10)%
Differentials
NYMEX WTI *			$(6.520)	$(7.150)	$(6.580)	9%
NYMEX Henry Hub *			$(0.960)	$(1.000)	$(0.670)	49%
Unit Costs
Lease Operating Expense ($/BOE)			$2.44	$2.35	$1.56	51%
Activity Summary
D&C Capital Expenditures ($MM)			$175	$584	$462
Total Capital Expenditures ($MM) **			$196	$766	$1,139
Operated Wells Drilled (gross/net)			28/25	117/106	115/103
Operated Wells Completed (gross/net)			38/31	127/112	115/102
* Includes transportation and gathering expense ** Excludes capitalized interest, capitalized G&A & other
OIL AND NATURAL GAS RESERVES
	2018				2017
Reserves Category	Oil (MMbbls)	Gas (Bcf)	NGL (MMbbls)	Net MMBOE	Net MMBOE	Sequential % Chg.
Proved Developed	37	324	36	128	88	45%
Proved	51	448	53	178	139	28%
Total Proved	88	772	89	306	227	35%

2019 Guidance
The Company’s 2019 budget was developed using a flat $50 NYMEX oil and $3 Henry Hub natural gas price assumption, anticipated gas processing expansion in the D-J Basin and assumed continued gas processing allocations as the system reaches designed capacity. Importantly, this budget has been developed to balance operating cash flows with total corporate expenditures and is expected to generate free cash flow. Under this plan, total capital expenditures in 2019 are projected to be between $425 million and $450 million, comprised primarily of operated drilling and completion costs, limited leasehold acquisition costs and selected non-operated drilling and completion costs. This capital program is expected to deliver a year over year increase in production of approximately 20%. Both the drilling and completion cadences will be interrupted during the year in an effort to align production growth with the Basin’s gas processing expansion.

2019 Guidance
Production (Boe/d)	59,000	-	62,000
Oil %	42%	-	45%
Total Capital Expenditures ($mil)	$425	-	$450
Production Taxes	9%	-	10%
Lease Operating Expense ($/boe)	$2.50	-	$2.75
Wells Drilled (gross/net)	99	/	90
Wells Completed (gross/net)	68	/	62
Oil Differential *	$7.00	-	$8.00
* Includes all transportation and gathering costs from the wellhead to the settlement point
Management Comment
Lynn A. Peterson, Chairman and CEO of SRC Energy Inc., commented, “SRC’s operations soundly delivered on its 2018 expectations, while navigating through several macro issues beyond our direct control. While the year saw progress in the continued expansion of midstream infrastructure, gas processing capacity in the Basin still lags production and directly impacts our operations. Commodity volatility has impacted the entire energy sector and investor focus has shifted from growth to sustainable free cash flow and financial discipline. Continued uncertainties surrounding Colorado politics have caused ongoing concerns within the investment community. However, from an operational standpoint our team has done an exceptional job working within the Weld County communities where we operate, and SRC’s development activities have not been materially impacted by the political winds."
Peterson continued, "The Company’s 2019 budget and guidance that we announced today takes into consideration the issues noted above and is designed to deliver value to our shareholders while maintaining SRC's sound financial position and continuing to develop our high-quality inventory. We continue to work with all elected officials and remain optimistic about our vibrant industry.”
Fourth Quarter 2018 Earnings Release and Call
SRC plans to issue its fourth quarter earnings release on Wednesday, February 20, 2019 after the close of trading on the New York Stock Exchange. SRC will host a conference call on Thursday, February 21, 2019 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, Chief Development Officer Nick Spence, Chief Operations Officer Mike Eberhard and Manager of Investor Relations John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.
To participate in this call please dial:
Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747
Webcast: https://78449.themediaframe.com/dataconf/productusers/srci/mediaframe/28662/indexl.html
Replay Information:
Conference ID #:  411931
Replay Dial-In (Toll Free US & Canada):  877-660-6853
Replay Dial-In (International):  201-612-7415
Expiration Date:  3/7/2019

Upcoming Investor Conferences
Presentations provided in conjunction with these events will be available on SRC's website at www.srcenergy.com the morning of the respective presentation. Members of SRC senior management will participate in the following hosted investor events, please refer to the Company’s website for specific presentation dates:
Credit Suisse Annual Energy Summit - February 11, 2019 - Vail, CO
JP Morgan High Yield Conference - February 25, 2019 - Miami, FL
Simmons Annual Energy Conference - February 27, 2019 - Las Vegas, NV
Scotia Howard Weil Energy Conference - March 26, 2019 - New Orleans, LA

About SRC Energy Inc.
SRC Energy Inc. is a domestic oil and natural gas exploration and production company. SRC's core area of operations is in the Wattenberg Field of the Denver-Julesburg Basin. The Company's corporate offices are located in Denver, Colorado. More company news and information about SRC is available at www.srcenergy.com.
Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely", “guidance” or similar expressions indicates a forward-looking statement. Forward-looking statements herein include statements regarding expected 2019 results, including production, product mix, capital expenditures and projects, expenses, prices, pace of development, midstream capacity and cash generation. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the Company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; the volatility of the Company's stock price; the possibility that additional midstream facilities will not be constructed within anticipated time periods or that such facilities will not have the anticipated effect on operations; and the other factors described in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, all of which are incorporated by reference in this release. Results presented for the fourth quarter of 2018 and full-year 2018 are preliminary and subject to change as the Company finalizes its financial statements for the relevant periods.
Company Contact:
John Richardson (Investor Relations Manager)
SRC Energy Inc.
Tel 720-616-4308
E-mail: jrichardson@srcenergy.com